EXHIBIT 10.29

Option Agreement for
Purchase of Line No. 1904 Facilities

This Option Agreement is entered into as of the 26th day of August 2011, between Cadiz, Inc. (“Cadiz”), and El Paso Natural Gas Company (“EPNG”).

WHEREAS, EPNG owns a former oil transmission pipeline and related real property interests that is currently inactive and that extends from a location near the unincorporated community of Cadiz in eastern San Bernardino County in California for approximately 220 miles and terminates near the unincorporated community of Wheeler Ridge in Kern County, California, generally known as the “1904 Pipeline” and as more fully described below; and

WHEREAS, Cadiz desires to acquire an option to purchase the 1904 Pipeline and EPNG is willing to grant such an option on the terms set forth herein.

In consideration of the mutual covenants and conditions hereinafter contained, Cadiz and EPNG hereby agree as follows:

1.	Definitions. As used herein, the following terms shall have meanings as defined below:

a.
“1904 Pipeline” shall be that portion of the All American Pipeline and facilities, inclusive of all appurtenant easements, rights of way and fixtures, whatever they may be, as well as EPNG’s interests in any fee or leased property underlying such portion of the pipeline and facilities, located within the State of California and commencing at a point near the unincorporated community of Cadiz, in eastern San Bernardino County and terminating at a point near the unincorporated community of Wheeler Ridge in Kern County, that was not converted to natural gas service and which is currently inactive.  The 1904 Pipeline consists of approximately 220 miles of the All American Pipeline.  The 1904 Pipeline is described and depicted more fully on Exhibit A, attached hereto.

b.
“All American Pipeline” is that 30-inch outside diameter pipeline that was originally constructed by Plains All American Pipeline, L.P. as a crude oil transmission pipeline and which extended from a point near Bakersfield, California to a point near McCamey, Texas.

c.	“Closing” has the meaning set forth in the Purchase Agreement.

d.	“Closing Date” has the meaning set forth in the Purchase Agreement.

e.	“Exercise Notice” has the meaning set forth in Section 3.

f.	“Option” has the meaning set forth in Section 2.

g.	“Option Agreement” means this agreement including the attached Exhibits, which are hereby incorporated by this reference as if fully set forth herein.

h.	“Option Payment” has the meaning set forth in Section 2.

i.	“Option Period” has the meaning set forth in Section 3.

j.	“Party” or “Parties” shall mean EPNG or Cadiz, or both, respectively.

k.	“Purchase Agreement” means the form of Purchase and Sale Agreement attached as Exhibit B hereto.

l.	“Purchase Price” has the meaning set forth in the Purchase Agreement.

m.	“Records” has the meaning set forth in Section 6.

2.
Option.  In consideration for the payment by Cadiz of the sum of Seventy Thousand Dollars ($70,000) (the “Option Payment”), the receipt of which EPNG acknowledges, EPNG hereby gives and grants to Cadiz the exclusive right and option (the “Option”) to elect to purchase the 1904 Pipeline on the terms set forth herein.  The Option Payment is non-refundable and will be forfeited in the event that Cadiz fails to exercise the Option.

3.
Option Period.  The Option may be exercised by Cadiz by giving EPNG written notice of such exercise (the “Exercise Notice”) in the manner set forth in Section 9 below.  Cadiz may exercise the Option at any time before the expiration of the Option Period, which shall commence upon the date of this Option Agreement up to and including 5:00 p.m., Mountain Time, on February 29, 2012.  During the Option Period, Cadiz shall evaluate the feasibility of using the 1904 Pipeline to convey water, recycled water, wastewater and brine (hereinafter “Water”) by, among other things, conducting Due Diligence Review as set forth in Section 5, and Inspections and Testing in Section 6.  Cadiz acknowledges that it may not be possible to obtain federal, state, or local government permits and further regulatory approvals, including compliance with NEPA or CEQA, as may be required to use the 1904 Pipeline to convey Water.  Cadiz acknowledges that compliance with any applicable governmental regulatory requirements, including obtaining any required permits or compliance with NEPA or CEQA, may be required to use the 1904 Pipeline for the conveyance of Water.

4.
Purchase Agreement; Purchase Price.  In the event that Cadiz elects to exercise the Option, then within three (3) business days following EPNG’s receipt of the Exercise Notice, EPNG and Cadiz shall enter into the Purchase Agreement, which sets forth the terms and conditions of the sale of the 1904 Pipeline by EPNG and the purchase of such assets by Cadiz.  The Purchase Agreement shall provide for a total purchase price for the 1904 Pipeline of Forty Million Dollars ($40,000,000), payable on the Closing Date.  The Option Payment shall not be applied against the Purchase Price and shall not offset any portion of the Purchase Price that is due at Closing.

5.	Due Diligence Review. During the Option Period, EPNG shall:

a.
Give Cadiz and its representatives, employees, consultants, independent contractors, attorneys and other advisors (“Cadiz Representatives”) reasonable access by telephone or in person to EPNG’s personnel with knowledge of the 1904 Pipeline or operations thereof (including, but not limited to, production and land administration) during regular office hours for any and all due diligence requests, inspections and investigations, provided that such contact with EPNG’s personnel does not unreasonably interfere with the ongoing operations of EPNG.

b.
Submit to Cadiz or Cadiz Representatives as promptly as practicable, copies of such documents as Cadiz may reasonably request.  Copies of documents in excess of fifty (50) pages will be provided at Cadiz’ expense.

c.
Furnish to Cadiz all other information with respect to the 1904 Pipeline as Cadiz may from time to time request, unless EPNG is prohibited therefrom by any agreement, contract, applicable privilege, obligation or duty by which it is bound or by the necessity of any third-party approval; provided that, if requested by Cadiz, EPNG shall use reasonable efforts to obtain the waiver of any such prohibition or the granting of any such approval.

6.
Inspections and Testing.  During the Option Period, Cadiz, and/or its designee, shall have the right of ingress and egress to the 1904 Pipeline so that Cadiz may make any inspections, tests, surveys and studies of the 1904 Pipeline which Cadiz may desire, including:

a.
Environmental sampling or other tests of soils, water, groundwater, and other liquids, equipment, etc.  Cadiz shall provide to EPNG or EPNG’s designee a detailed scope of work and/or work plan pursuant to which the assessment work will take place.

b.
Cadiz shall have the right to perform, conduct or make such tests of the 1904 Pipeline as Cadiz deems necessary or desirable to determine the suitability of the 1904 Pipeline for use as a Water transmission pipeline, provided however, that such tests shall be non-destructive of the pipeline facilities and will not diminish the ability of EPNG to use the pipeline in the future in the event that Cadiz does not exercise the Option and purchase the 1904 Pipeline.

c.
After giving EPNG reasonable notice , which notice may be verbal or written (in person or by telephone), Cadiz and/or its designee may access the 1904 Pipeline during normal business hours and may also make arrangements to access the 1904 Pipeline at other times upon agreement with EPNG.  EPNG may have a representative present (at EPNG’s expense) at all phases of Cadiz’s examination or testing of the 1904 Pipeline.

d.	Cadiz shall promptly deliver to EPNG a copy of every report of findings obtained by Cadiz as a result of the activities described in clauses (a) through (c).

e.
The inspections, tests, surveys and studies conducted pursuant to this Section 6 shall be at Cadiz’s expense.  However, unless otherwise agreed in writing by the Parties, Cadiz shall not be obligated to pay for or reimburse EPNG for any costs or expenses that may be incurred by EPNG, including costs associated with having EPNG personnel present for any inspection, examination or test.

f.
EPNG shall give Cadiz and Cadiz Representatives full access to, and the right to copy, all the books, records, surveys, maps, geophysical and engineering data and other documents of EPNG directly pertaining to the 1904 Pipeline (“Records”), provided that EPNG shall have no obligation hereunder to provide Cadiz or Cadiz Representatives with access to any data that relates to those portions of the former All-American Oil Pipeline that have been converted to natural gas service and which are retained by EPNG, and which are not part of this Option Agreement.

7.	Maintenance of 1904 Pipeline. Throughout the Option Period EPNG agrees to maintain the 1904 Pipeline in the same manner as it has during the period prior to this Option Agreement, and to:

a.	Not undertake any physical modification of the 1904 Pipeline without obtaining the prior written consent of Cadiz.

b.	Not voluntarily abandon any portion of the 1904 Pipeline, including any rights associated therewith.

c.	Not enter into any agreement or arrangement transferring, selling, pledging or encumbering any portion of the 1904 Pipeline.

d.	Not grant any option, preferential right to purchase or other right to purchase the 1904 Pipeline.

e.	Provide Cadiz with written notice of any claims, demands, suits or actions made against or by EPNG which affect the 1904 Pipeline.

8.
Cooperation.  Cadiz and EPNG shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transaction contemplated by this Option Agreement.

9.
Notices.  Except as to Cadiz’ Due Diligence Review (Section 6) and Inspections and Testing (Section 7), all other notices, requests, demands, and other communications required or permitted to be given under this Option Agreement shall be deemed to have been duly given if in writing and delivered personally or received via first class, postage prepaid, certified mail, overnight delivery service or by fax addressed as follows:

If to EPNG: For U.S. Mail Delivery:
El Paso Natural Gas Company
P.O. Box 1087
Colorado Springs, CO 80944
Attention: Edward J. Miller
Fax No.: (719) 520-3792 For courier Delivery: El Paso Natural Gas Company 2 North Nevada Avenue Colorado Springs, CO 90903 Attention: Edward J. Miller Fax No.: (719) 520-3792
If to Cadiz:
Cadiz, Inc.
550 South Hope Street, Suite 2850 Los Angeles, CA 90017
Attention: Scott Slater
Fax No. (805) 965-4333

Any Party may change the address to which such communications are to be directed to it by giving notice to the other in the manner provided in this Section 9.

10.
Assignment.  Neither this Option Agreement nor any part hereof may be assigned by either Party without the prior written consent of the other Party; provided, however, that the rights of Cadiz hereunder shall be assignable by Cadiz to an entity controlled by Cadiz.  “Control” for purposes of this Section 10, shall mean a direct or indirect voting and ownership interest in such other entity of greater than 50%.

11.
Governing Law.  This Option Agreement is governed by and shall be construed according to the laws of the State of Colorado, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction.

12.
Entire Agreement.  This Option Agreement and the Confidentiality and Nondisclosure Agreement entered into by the Parties dated January 27, 2011 (as the same may be modified by Section 13 hereof), constitute the entire agreement between EPNG and Cadiz with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings relating to such subject matter.

13.
Confidentiality.  The terms of this Option Agreement, all information provided pursuant to the terms of this Option Agreement and the fact the Parties are engaged in communications and discussions regarding the Option Agreement are confidential and shall be governed by the terms of the Confidentiality and Nondisclosure Agreement entered into by the Parties dated January 27, 2011, provided, however, that the Parties will cooperate in good faith to accommodate reasonable requests to comply with public company disclosure requirements.

14.
Costs.  EPNG and Cadiz shall each bear its own costs relating to the negotiation of this Option Agreement and due diligence hereunder, excepting as provided in Section 5(b).  Neither Party shall have any liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Option Agreement that were incurred by the other Party.

15.
Amendments; Waiver.  Other than as specifically provided herein, this Option Agreement may be amended, superseded, or canceled, and any of the terms hereof may be waived, only by a written instrument specifically stating that it amends, supersedes, or cancels this Option Agreement or waives any of the terms herein, executed by all Parties or, in the case of a waiver, by the Party waiving compliance.  Other than as specifically provided herein, the failure of any Party at any time to require performance of any provision herein shall in no manner affect the right at a later time to enforce the same.  No waiver by any Party of any condition, or of any breach of any term, covenant, representation, or warranty, shall be deemed or constitute a waiver of any other condition, or breach of any other term, covenant, representation, or warranty, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

16.	Convenient Reference. Section headings contained in this Option Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Option Agreement.

17.
No Third-Party Beneficiaries.  Nothing in this Option Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Option Agreement on any person or entity other than the Parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties have duly executed this Option Agreement as of the date first set forth above.

EL PASO NATURAL GAS COMPANY By: /s/ James J. Cleary James J. Cleary President
CADIZ, INC. By: /s/ Scott Slater Scott Slater General Counsel

Exhibits

A – Description of 1904 Pipeline
B - Form of Purchase Agreement

Exhibit A
Description of 1904 Pipeline

The “1904 Pipeline” shall be that portion of pipeline that was constructed and formerly utilized as an oil transportation pipeline commonly known as the “All American Pipeline” and those facilities, inclusive of all appurtenant easements, rights of way and fixtures, whatever they may be, as well as EPNG’s interests in any fee or leased property underlying such portion of the pipeline and facilities, which are located within the State of California and commencing at a point near the unincorporated community of Cadiz, in eastern San Bernardino County and extending in a north-westerly direction for approximately 220 miles to a point of termination near the unincorporated community of Wheeler Ridge in Kern County, California.  The 1904 Pipeline does not include any pipeline facilities, easements or rights currently utilized by El Paso in connection with the operation of that portion of the All American Pipeline that was converted to natural gas service and is currently being operated as part of the FERC regulated facilities of El Paso Natural Gas Company.

Exhibit B
Form of Purchase Agreement

PURCHASE AND SALE AGREEMENT

between

EL PASO NATURAL GAS COMPANY
(EPNG)

and

CADIZ, INC.
(Cadiz)

DATED: February __, 2012

1904 Pipeline Facilities
San Bernardino and Kern Counties, California
TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	3
1.1	Specific Definitions	3
1.2	Other Terms	3
1.3	Other Definitional Provisions	7

SECTION 2.	SALE OF THE 1904 PIPELINE	7
2.1	Sale of 1904 Pipeline	7
2.2	Title and Risk of Loss	7

SECTION 3.	PURCHASE PRICE	8
3.1	Purchase Price	8
3.2	Allocation of Purchase Price	8

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF EPNG	8
4.1	Organization and Good Standing	8
4.2	Corporate Authority: Authorization of Agreement	8
4.3	No Broker	8
4.4	Governmental Approvals	8
4.5	No Other Representations or Warranties	8

SECTION 5.	REPRESENATIONS AND WARRANTIES OF CADIZ	9
5.1	Organization and Good Standing	9
5.2	Corporate Authority; Authorization of Agreement	9
5.3	No Violation	9
5.4	No Broker	9
5.5	Governmental Approval	10

SECTION 6.	DISCLAIMERS AND ACKNOWLEDGEMENTS	10
6.1	Title	10
6.2	Environmental Condition	10
6.3	Physical/Environmental Condition of the 19904 Pipeline	10
6.4	Status of Permits/Licenses/Authorizations	10
6.5	Opportunity for Inspection	11

SECTION 7.	CLOSING	11
7.1	Closing Date	11
7.2	Deliveries by Cadiz	11
7.3	Deliveries by EPNG	11
7.4	Removal/Replacement of Signage	11

SECTION 8.	POST CLOSING COVENANTS	11
8.1	Rights of First Refusal	12
8.2	Removal/Replacement of Signage	12
8.3	Restirctions on Use of 1904 Pipeline	12
8.4	Memorandum of Covenants	12

SECTION 9.           INDEMNIFICATION                                                                                                                                                  13
9.1           Indemnification by EPNG                                                                                                                                           13
9.2           Indemnification by Cadiz                                                                                                                                            13
9.3           Limitation on Liability of EPNG                                                                                                                                 13
9.4           Limitation on Liability of Cadiz                                                                                                                                  13
9.5           Notices, Etc.                                                                                                                                                                 14
9.6           Right to Contest and Defend                                                                                                                                     14
9.7           Cooperation                                                                                                                                                                  15
9.8           Right to Participate                                                                                                                                                      15

SECTION 10.         TAX MATTERS                                                                                                                                                         15
10.1          Transfer Taxes and Recording Fees                                                                                                                        15
10.2          Ad Valorem Taxes                                                                                                                                                      15

SECTION 11.          GENERAL PROVISIONS                                                                                                                                           15
11.1          Further Assurances                                                                                                                                                   15
11.2          Expenses                                                                                                                                                                     15
11.3          Notices                                                                                                                                                                        16
11.4          Governing Law                                                                                                                                                           16
11.5          Entire Agreement                                                                                                                                                       16
11.6          Severability                                                                                                                                                                 17
11.7          Assignment:  Successors                                                                                                                                         17
11.8          Amendments:  Waiver                                                                                                                                              17
11.9          Survival of Representations, Warranties, Covenants and Indemnities                                                            17
11.10        Convenient Reference                                                                                                                                              17
11.11        No Third-Party Beneficiaries                                                                                                                                   17
11.12        Counterparts/Facsimile Signatures                                                                                                                        18
11.13        Confidentiality                                                                                                                                                           18

EXHIBITS

Exhibit A - Description of 1904 Pipeline
Exhibit B - Assignment, Bill of Sale and Deed
Exhibit C - Deed
Exhibit D - Form of Certificate of Non-Foreighn Status

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of February __, 2012, is by and between EL PASO NATURAL GAS COMPANY, a Delaware corporation ("EPNG"), whose address is 2 North Nevada, Colorado Springs, CO 80903 and CADIZ, INC., a Delaware corporation (“Cadiz”), whose address is 550 South Hope Street, Suite 2850, Los Angeles, CA 90017.

W I T N E S S E T H:

WHEREAS, EPNG owns a former oil transmission pipeline and related real property interests that is currently inactive and that extends from a location near the unincorporated community of Cadiz in eastern San Bernardino County in California for approximately 220 miles and terminates near the unincorporated community of Wheeler Ridge in Kern County, California, generally known as the “1904 Pipeline,” as more particularly described in Exhibit “A” hereto;

WHEREAS, EPNG desires to sell all of its right, title and interest in the 1904 Pipeline to Cadiz and Cadiz desires to purchase the same from EPNG; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1.  DEFINITIONS

1.1 Specific Definitions.  As used herein, the following terms shall have meanings as defined below:

1904 Pipeline shall mean those collective interests described as the 1904 Pipeline described on Exhibit A attached hereto.

Agreement shall mean this Purchase and Sale Agreement, including the Exhibits and Schedules attached hereto, as amended, modified, and supplemented from time to time, which are hereby incorporated by this reference as if restated fully herein.

Books and Records shall include all records relating directly to the 1904 Pipeline, Contracts, Permits or Real Property Interests, but shall not include attorney-client privileged communications and/or any materials obtained by EPNG under the terms of effective confidentiality and/or non-disclosure agreements.

Business Day shall mean Monday, Tuesday, Wednesday, Thursday and Friday, but excluding Federal bank holidays.

Claims shall mean any demand, claim, loss, cost (including costs of defense, attorney’s and expert’s fees), damage, expense, action, suit, Proceeding, judgment and liability of any nature.

Close or Closing shall mean the closing of the sale of the 1904 Pipeline to Cadiz.

Closing Date shall mean the date on which Closing occurs in accordance with Section 7.

Closing Year shall mean the calendar year in which the Closing occurs.

Conveyance Documents shall mean all deeds, bills of sale, assignments, grants and other good and sufficient instruments of transfer, conveyance and assignment, to effect or evidence the conveyance, assignment, transfer, and delivery of the 1904 Pipeline to Cadiz.

Disposition shall have the meaning set forth in Section 8.1.

Effective Time shall have the meaning set forth in Section 2.2.

Environment shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environment medium or natural resource.

Environmental Condition shall mean any on-site or off-site condition associated with the 1904 Pipeline which (i) constitutes a Release of a Hazardous Material requiring Remediation under any applicable Environmental Law, (ii) constitutes a violation of any applicable Environmental Law, or (iii) any threatened Release which, if such threatened Release occurred, would likely require Remediation under any applicable Law or likely constitute a violation of any applicable Environmental Law.

Environmental Law shall mean any applicable federal, state, tribal or local legal requirement that requires or relates to:

(a)           Advising appropriate authorities, employees and the public of intended or actual Releases of Hazardous Materials, violations of discharge limits or other prohibitions;

(b)           Preventing or reducing to acceptable levels the Release of Hazardous Materials or other contaminants into the Environment;

(c)           Reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes, substances or materials that are generated;

(d)           Assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risk to human health or the Environment when used or disposed of;

(e)           Protecting natural resources, species or ecological amenities;

(f)           Reducing to acceptable levels the risks inherent in the transportation of Hazardous Materials; or

(g)           Remediation of Hazardous Materials that have been released, preventing the threat of Release, or paying the costs of such cleanup or prevention.

Such Environmental Laws shall include, without limitation: (i) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901 et seq.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq.; (iii) the Federal Water Pollution Control Act (Clean Water Act), as amended, 33 U.S.C. §§ 1251 et seq.; (iv) the Safe Drinking Water Act, as amended, 42 U.S.C. §§ 300f et seq.; (v) the Toxic Substances Control Act, as amended, 15 U.S.C. §§ 2601 et seq.; (vi) the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. §§ 11001 et seq.; (vii) the National Environmental Policy Act, as amended, 42 U.S.C. §§ 4321 et seq.; (viii) the Occupational Safety and Health Act, as amended, 29 U.S.C. §§ 651 et seq.; (ix) the Pollution Prevention Act of 1990, as amended, 42 U.S.C. §§ 13101 et seq.; (x) the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§ 2702 et seq.; (xi) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801 et seq.; (xii) the Clean Air Act, as amended, 42 U.S.C. §§ 7401 et seq.; (xiii) the National Environmental Policy Act, 42 U.S.C. 4321 et seq.; (xiv) the California Environmental Quality Act, Cal. Pub. Resources Code §§ 21000 et seq.; (xv) any rules or regulations promulgated under (i) through (xiv); and (xvi) any comparable tribal, state or local statutes, ordinances, rules and regulations.

Governmental Authority shall mean any federal, state, local, foreign, tribal, or other governmental or administrative authority or agency.

Hazardous Material shall mean any waste, Petroleum substance, pollutant, contaminant or other substance or material, including any admixture or solution thereof that is listed, defined, designated or classified pursuant to any Environmental Law as being, for example, hazardous, radioactive, deleterious or toxic.

Indemnified Party shall have the meaning set forth in Section 9.5.

Indemnifying Party shall have the meaning set forth in Section 9.5.

Law shall mean all applicable local, state, federal, tribal and foreign law and rules, regulations, codes, and ordinances promulgated thereunder, including all local, state, federal, tribal and foreign laws, rules, and regulations.

Lien shall mean any lien, claim, charge, encumbrance, mortgage, pledge, security interest, equity, covenant, condition, or restriction.

Mountain Clock Time or MCT shall mean Mountain Standard Time (MST) except for that period when daylight savings is in effect.  During this period, MCT shall mean Mountain Daylight Time (MDT).  Unless otherwise stated, all times in this Agreement are Mountain Clock Time.

Offer Notice shall have the meaning set forth in Section 8.1.

Offer Period shall have the meaning set forth in Section 8.1.

Offer Price shall have the meaning set forth in Section 8.1.

Party or Parties shall mean EPNG or Cadiz, or both, respectively.

Permit shall mean any license, permit, franchise, authority, consent, or approval of a Governmental Authority relating directly to the 1904 Pipeline.

Person shall mean any natural person, corporation, company, limited liability company, partnership (general or limited), trust, joint venture, association, joint stock company, trust, unincorporated organization, government (or agency or political subdivision thereof), or any other entity or association recognized by applicable Law.

Petroleum has the same definition as in the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq.

Proceeding shall mean any action, suit, claim, investigation, review, or other proceeding, at law or in equity, before any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or any arbitrator, board of arbitration, or similar entity.

Purchase Offer shall have the meaning set forth in Section 8.1.

Purchase Price shall mean the total dollar amount payable by Cadiz to EPNG for the 1904 Pipeline as described in Section 3.1 of this Agreement.

Purchaser shall have the meaning set forth in Section 8.1.

Real Property Interests shall mean EPNG’s interests in any fee or leased property underlying the 1904 Pipeline or any Right-of-Way pertaining to real property underlying the 1904 Pipeline and appurtenant fixtures, whatever they may be, including the property interests to be conveyed, as described on Exhibit A attached hereto.

Reasonable Efforts shall mean efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable delay or expense.

Release shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into or migrating within the Environment, whether intentional or unintentional (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material).

Right-of-Way shall mean any right-of-way, easement, or prescriptive right that pertains to real property underlying the 1904 Pipeline.

Tax shall mean, as relating to the 1904 Pipeline, any federal, state, or local income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax, or other tax, assessment, duty, fee, levy, or other governmental charge, together with and including without limitation, any and all interest, fines, penalties and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

1.2           Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

1.3           Other Definitional Provisions.

(a)           When used in this Agreement, the words "hereof," "herein," and "hereunder," and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)           The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

(c)           Whenever a statement of fact is qualified by the term “known,” "knowledge," "best knowledge," or similar term or phrase, it is intended to indicate actual knowledge, obtained through a Party’s Reasonable Efforts to ascertain the factual basis of the statement.  Reasonable Efforts by the Party making such statement shall include the interviewing of the Party’s current officers, directors, members, agents, contractors, or employees who, in the reasonable exercise of the discretion of the Party making the statement, are most likely to possess the facts being sought.  Where such interview(s) indicate that the facts being sought are exclusively in the possession of a former officer, director, member, agent, or employee of the Party, the Party shall make a Reasonable Effort to contact such person(s) and obtain the facts being sought.

SECTION 2.  SALE OF THE 1904 PIPELINE

2.1 Sale of 1904 Pipeline.  At the Closing, EPNG shall sell, transfer and deliver to Cadiz all of EPNG's right, title, and interest in the 1904 Pipeline, and Cadiz shall purchase and acquire from EPNG, all of EPNG's right, title, and interest thereto.

2.2 Title and Risk of Loss.  Title and risk of loss with respect to the 1904 Pipeline shall pass to Cadiz at 5:00 p.m. Mountain Clock Time on the Closing Date (the “Effective Time”).

SECTION 3.  PURCHASE PRICE

3.1           Purchase Price.  The Purchase Price of the 1904 Pipeline shall be Forty Million Dollars ($40,000,000), which shall be paid to EPNG at Closing.

3.2           Allocation of Purchase Price.  EPNG and Cadiz agree to allocate the Purchase Price for federal, state and local Tax purposes to Class V Assets and to prepare Form 8594 (Asset Acquisition Statement under Section 1060), in a manner consistent therewith.  EPNG and Cadiz shall not take any position inconsistent with such allocation upon examination of any Tax return, in any refund claim, in any litigation, investigation or otherwise, unless required to do so by applicable Law after notice to the other Party or with such other Party’s prior consent.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF EPNG

EPNG represents and warrants to Cadiz that the statements contained in this section are true and correct as of the date of this Agreement and as of Closing Date.

4.1           Organization and Good Standing.  EPNG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, with all necessary organizational power and authority to carry on its business as presently conducted.

4.2           Corporate Authority: Authorization of Agreement.  EPNG has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform all the terms and conditions hereof to be performed by it.  The execution and delivery of this Agreement by EPNG and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite corporate actions on the part of EPNG.

4.3           No Broker.  EPNG has not retained or employed any broker, finder, or similar agent, or otherwise taken any action in connection with the negotiations relating to this Agreement and the transactions contemplated hereby in a manner so as to give rise to any legally justifiable claims against either of the Parties for any brokerage commission, finder's fee, or other similar payment.

4.4          Governmental Approvals.  Except for any Real Property Interests which require consent to assign, no consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with any Governmental Authority is required to be obtained or made in conjunction with the execution and delivery of this Agreement by EPNG or the consummation by EPNG of the transactions contemplated hereby.  (This representation and warranty shall expire five (5) years after the Closing.)

4.5          No Other Representations or Warranties.  Except for the representations and warranties of EPNG in this Agreement, neither EPNG nor any other Person makes or shall be deemed to have made any other representations or warranties on behalf of EPNG, express or implied, and EPNG hereby disclaims any such representations and warranties, whether by EPNG, any of EPNG’s employees, agents, or representatives, or any other Person.  EXCEPT AS SET FORTH IN THIS AGREEMENT, THE 1904 PIPELINE IS SOLD TO CADIZ "AS IS, WHERE IS" WITH ALL FAULTS.  EXCEPT AS SPECIFICALLY SET FORTH HEREIN, EPNG HEREBY EXPRESSLY DISCLAIMS AND NEGATES TO CADIZ AND ALL THIRD PERSONS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, PERFORMANCE, CONDITION, CERTIFICATE, MAINTENANCE, OR SPECIFICATION.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF CADIZ

Cadiz represents and warrants to EPNG that the statements contained in this section are true and correct as of the date of this Agreement and as of Closing Date.

5.1 Organization and Good Standing.  Cadiz is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware with all necessary organizational power and authority to carry on its business as presently conducted.

5.2 Corporate Authority; Authorization of Agreement.  Cadiz has all requisite organizational power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform all the terms and conditions hereof to be performed by it.  The execution and delivery of this Agreement by Cadiz and the consummation of the transactions contemplated hereby have been duly authorized and approved by all requisite organizational actions on the part of Cadiz.

5.3          No Violation.  This Agreement and the execution and delivery hereof by Cadiz does not, and the fulfillment and compliance with the terms and conditions hereof, and the consummation of the transactions contemplated hereby will not:

(a)          violate or conflict with any provision of the Articles of Incorporation or Bylaws of Cadiz;

(b)          violate or conflict with any provision of any Law or any judicial, administrative or arbitration order, award, judgment, writ, injunction, or decree applicable to or binding upon Cadiz.; or

(c)          conflict with or result in a breach of, constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of performance required by, or require any consent or approval under any Law, order, judgment, decree, Permit, or contract to which Cadiz is a party or by which it is bound or to which any of its properties is subject.

5.4             No Broker.  Cadiz has not retained or employed any broker, finder, or similar agent, or otherwise taken any action in connection with the negotiations relating to this Agreement and the transactions contemplated hereby in a manner so as to give rise to any legally justifiable claims against either of the Parties for any brokerage commission, finder's fee, or other similar payment.

5.5             Governmental Approval.  No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with any Governmental Authority is required to be obtained or made in connection with the execution and delivery of this Agreement by Cadiz or the consummation by Cadiz of the transactions contemplated hereby.  (This representation shall expire five (5) years after the Closing.)

SECTION 6. DISCLAIMERS AND ACKNOWLEDGEMENTS

6.1           Title.  Title to the 1904 Pipeline is being conveyed herein by assignment without warranty of Title.

6.2           Environmental Condition.  AT CLOSING CADIZ EXPRESSLY ASSUMES ALL ENVIRONMENTAL LIABILITIES UNDER ANY ENVIRONMENTAL LAW WITH RESPECT TO THE 1904 PIPELINE, AND RELEASES EPNG FROM SAME.

6.3           Physical/Environmental Condition of the 1904 Pipeline.

(a)           Cadiz has investigated and/or inspected the 1904 Pipeline and is familiar and satisfied with the physical and environmental condition of the 1904 Pipeline.  Cadiz has made its own determination of the merchantability, quality and environmental condition of the 1904 Pipeline and its suitability and fitness for any particular purpose of use.  Cadiz acknowledges that the 1904 Pipeline has previously been used for the transport of crude oil and that Hazardous Materials may have been transported in the 1904 Pipeline and that releases of Hazardous Materials could have occurred in connection with such operations.

(b)           Cadiz specifically acknowledges the 1904 Pipeline may contain Hazardous Materials and that special procedures may be required for the removal and disposal of certain Hazardous Materials.

(c)           Cadiz acknowledges that EPNG is making no warranty or representation regarding the physical and/or environmental condition of the 1904 Pipeline and that following the Closing, EPNG will have no obligation to undertake or participate in any repair, alteration, remediation or other work with regard to the 1904 Pipeline.

6.4           Status of Permits/Licenses/Authorizations.  Cadiz has reviewed the available Permits, Licenses and Authorizations that EPNG currently holds with respect to the 1904 Pipeline.  Cadiz acknowledges that EPNG is making no warranty or representations regarding the sufficiency or adequacy of such Permits, Licenses and/or Authorizations for the operations of the 1904 Pipeline for its current or any anticipated use.  EPNG will have no obligation to acquire any Permit, License or Authorization to permit the operation of the 1904 Pipeline.  Cadiz acknowledges that its compliance with any applicable Governmental Agency regulatory requirements, including obtaining any required permits or compliance with NEPA or CEQA or other state and federal environmental statute, may be required to use the 1904 Pipeline to convey water, recycled water, waste water and brine (hereinafter “Water”).

6.5           Opportunity for Inspection.  Cadiz acknowledges that prior to Closing, EPNG has provided Cadiz with satisfactory opportunities to inspect the 1904 Pipeline and the Books and Records relating thereto.

SECTION 7.  CLOSING

7.1           Closing Date.  The Closing of the transaction contemplated by this Agreement shall take place on February __, 2012 at the offices of EPNG in Colorado Springs, Colorado.

7.2           Deliveries by Cadiz.  At the Closing, Cadiz shall deliver the Purchase Price to EPNG by wire transfer in immediately available funds.  EPNG shall provide wiring instructions to Cadiz at least five (5) Business Days prior to the Closing.

           7.3           Deliveries by EPNG.  At the Closing, EPNG shall deliver to Cadiz:

(a)           A duly executed Assignment, Bill of Sale and Conveyance, substantially in the form attached hereto as Exhibit B;

(b)           Duly executed Deed(s), substantially in the form attached hereto as Exhibit C;

(c)           The Books and Records; and

(d)           A properly executed certificate of non-foreign status in accordance with Treas. Reg. §1.1445-2(b), which shall be substantially in the form of Exhibit D to this Agreement, certifying under penalties of perjury that EPNG is not a foreign person within the meaning of section 1445(f) of the Internal Revenue Code of 1986 and Treas. Reg. §1.1445-2(b).

SECTION 8. POST CLOSING COVENANTS

8.1           Right of First Refusal.  Cadiz agrees that it will not sell or otherwise dispose of all or part of the 1904 Pipeline for a use other than the conveyance of Water (a “Disposition”) without having first complied with the following requirements of this Section 8.1:

(a)           No Disposition may be made under this Section 8.1 unless Cadiz has received a bona fide written offer (the “Purchase Offer”) from a prospective purchaser (the “Purchaser”) to purchase the 1904 Pipeline, or any portion thereof, for a purchase price (the “Offer Price”) denominated and payable in United States Dollars, and which shall not be comprised of any other form(s) of consideration, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the Business Day following the end of the Offer Period (hereafter defined).

(b)           Prior to making any Disposition which is subject to this Section 8.1, Cadiz shall give to EPNG written notice (the “Offer Notice”) which shall include a copy of the Purchase Offer and an offer to sell the 1904 Pipeline, or the applicable portion thereof, to EPNG for an amount that is equal to the lesser of the Offer Price or the Purchase Price established in Section 3.1 of this Agreement, and in accordance with the same terms those contained in the Purchase Offer.

(c)           The offer to EPNG shall be irrevocable for a period ending at 5:00 p.m. Mountain Clock Time on the thirtieth (30th) Day following the Day the Offer Notice is delivered (the “Offer Period”).

(d)           In the event that EPNG does not accept the offer as to all of the 1904 Pipeline, or the applicable portion thereof that is the subject of the Purchase Offer, Cadiz shall be free to sell to the Purchaser only that portion of the 1904 Pipeline not accepted by EPNG in accordance with the terms and conditions of this Section 8.1.

(e)           In the event that the offer to sell the 1904 Pipeline, or the applicable portion thereof, is accepted by EPNG, the closing date of the sale shall take place within thirty (30) Days after the offer is accepted or, if later, the date of the closing set forth in the Purchase Offer.  Cadiz and EPNG shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the 1904 Pipeline, or the applicable portion thereof, so accepted pursuant to the terms of the offer.

(f)           To the extent the offer is rejected, Cadiz may sell the 1904 Pipeline, or the applicable portion thereof, so rejected to the Purchaser at any time within sixty (60) Days after the last Day of the Offer Period; provided that such sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Purchase Offer.  The offer shall be deemed to be rejected by EPNG if EPNG fails to accept by the expiration of the Offer Period.

8.2           Removal/Replacement of Signage.  As soon as reasonably practical following the Closing, representatives of EPNG and Cadiz will jointly remove and replace any signage on or relating to the 1904 Pipeline in order to properly designate the 1904 Pipeline as the property of Cadiz.  After the Closing Cadiz shall not refer to the 1904 Pipeline in a manner that identifies EPNG as a prior owner of the 1904 Pipeline.

8.3           Restriction on Use of 1904 Pipeline.  Cadiz agrees and covenants that it will not use the 1904 Pipeline for any use other than the transportation of Water, and agrees that a restrictive covenant shall be included in the Deed for the real property conveyed as part of the 1904 Pipeline.  In addition to any other rights provided hereunder, any attempt by Cadiz or its successors or assigns to use the 1904 Pipeline for any purpose other than the transportation of Water shall provide EPNG a right to purchase the 1904 Pipeline for the Purchase Price on commercially reasonable terms.

8.4           Memorandum of Covenants.  A memorandum of the Covenants contained in this Section 8, in recordable form describing the restrictions on the use of the 1904 Pipeline, the Right or First Refusal and Purchase Rights described above, may be prepared by EPNG and executed by Cadiz.  EPNG shall have the right to cause such memorandum to be recorded in the real property records of San Bernardino and Kern Counties, California.

SECTION 9.  INDEMNIFICATION

9.1           Indemnification by EPNG.  Upon and after Closing, EPNG shall to the fullest extent permitted by Law, release, defend, indemnify, and hold harmless Cadiz, its parent and subsidiary companies, and affiliated entities and each of their respective directors, officers, employees, agents and other representatives from and against all Claims:

(a)           arising from the breach by EPNG of any effective representation or warranty or covenant of EPNG set forth in this Agreement; and

(b)           for Taxes attributable to periods prior to the Closing.

9.2           Indemnification by Cadiz.  Upon and after Closing, Cadiz shall to the fullest extent permitted by Law, release, defend, indemnify, and hold harmless EPNG, its parent and subsidiary companies, and affiliated entities and each of their respective directors, officers, employees, agents and other representatives from and against all Claims:

(a)           arising from the breach by Cadiz of any representation or warranty or covenant of Cadiz set forth in this Agreement;

(b)           for Taxes attributable to periods after the Closing; and

(c)           arising out of the ownership and/or operation of the 1904 Pipeline during the period after the Closing.

           9.3           Limitation on Liability of EPNG.  IN NO EVENT SHALL EPNG BE LIABLE TO CADIZ HEREUNDER FOR EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND SUSTAINED BY CADIZ, ARISING DIRECTLY OR INDIRECTLY FROM, INCIDENT TO, OR CONNECTED WITH THE 1904 PIPELINE OR THE SALE THEREOF, REGARDLESS OF SOLE OR CONCURRENT NEGLIGENCE OF EPNG OR THIRD PARTIES, STRICT LIABILITY, OR DEFECT IN PREMISES, EQUIPMENT OR MATERIAL, AND REGARDLESS OF WHETHER PREEXISTING THIS SALE (EXCEPT TO THE EXTENT CADIZ IS OBLIGATED TO PAY NON-AFFILIATED THIRD PARTIES SUCH DAMAGES).

           9.4           Limitation on Liability of Cadiz.  IN NO EVENT SHALL CADIZ BE LIABLE TO EPNG HEREUNDER FOR EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND SUSTAINED BY EPNG, ARISING DIRECTLY OR INDIRECTLY FROM, INCIDENT TO, OR CONNECTED WITH THE 1904 PIPELINE OR THE SALE THEREOF, REGARDLESS OF SOLE OR CONCURRENT NEGLIGENCE OF CADIZ OR THIRD PARTIES, STRICT LIABILITY, OR DEFECT IN PREMISES, EQUIPMENT OR MATERIAL, AND REGARDLESS OF WHETHER PREEXISTING THIS SALE (EXCEPT TO THE EXTENT EPNG IS OBLIGATED TO PAY NON-AFFILIATED THIRD PARTIES SUCH DAMAGES).

           9.5           Notices, Etc.  Each Party entitled to indemnification hereunder (the "Indemnified Party") agrees that upon obtaining knowledge of facts indicating that it is entitled to indemnification, including receipt by it of notice of any Claim with respect to any matter as to which it may be entitled to indemnity hereunder, it will give prompt notice thereof in writing to the other Party (the "Indemnifying Party") together with a statement of such information respecting any of the foregoing as it shall then have; provided, however, that the failure to give any such notice shall not affect the rights of the Indemnified Party to indemnification hereunder unless (a) the Indemnified Party has proceeded to contest, defend, or settle the Claim with respect to which it has failed to give prior notice to the Indemnifying Party (unless the status of the Claim is such that the Indemnified Party is required to take action) or (b) the Indemnifying Party is otherwise harmed or damaged by such failure.

           9.6           Right to Contest and Defend.  The Indemnifying Party shall be given the opportunity, at its cost and expense, to contest and defend by all appropriate legal Proceedings any Claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that notice of the intention so to contest and defend shall be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) days following receipt of the notice provided for in Section 9.5 above.  If the Indemnifying Party does not give notice to the Indemnified Party of its election to contest and defend any such Claim within such period, then the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party and shall be responsible for all costs incurred in connection therewith.  The Proceedings with respect to any such Claim that the Indemnifying Party elects to contest and defend may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate.  Such Proceedings shall be conducted by counsel employed by the Indemnifying Party, but the Indemnified Party shall have the right to participate in such Proceedings and to be represented by counsel of its own choosing at its cost and expense.  If the Indemnified Party joins in any such Proceedings, the Indemnifying Party shall have full authority over all action to be taken with respect thereto; provided that if the Indemnifying Party reserves its rights with respect to its indemnification obligations under this Agreement as to such Proceedings, then the Indemnified Party shall have the full authority to determine all action to be taken with respect thereto.  At any time after the commencement of defense of any Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of the asserted Claim, provided the Indemnifying Party agrees in writing to be solely liable for all losses relating to such Claim; whereupon such Claim shall be abandoned or settled unless the Indemnified Party determines that the contest should be continued and notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party.  In the event that the Indemnified Party determines that the contest should be continued, the amount for which the Indemnifying Party would otherwise be liable hereunder shall not exceed the amount which the Indemnifying Party had agreed to pay in payment or consideration of such Claim, provided the other Party to the contested Claim had agreed in writing to accept such amount in payment or compromise of the Claim as of the time the Indemnifying Party made its request therefor to the Indemnified Party.

9.7           Cooperation.

(a)           If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Claim which the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the Claim, or any cross-complaint against any Person; provided that the Indemnifying Party will reimburse the Indemnified Party for any reasonable expenses incurred by it in so cooperating at the request of the Indemnifying Party.

(b)           If requested by the Indemnified Party, the Indemnifying Party agrees to cooperate with the Indemnified Party and its counsel in contesting any Claim which the Indemnifying Party contests or, if appropriate, in making any counterclaim against the Person asserting the Claim, or any cross-complaint against any Person; provided that the Indemnified Party will reimburse the Indemnifying Party for any reasonable expenses incurred by it in so cooperating at the request of the Indemnified Party.

9.8             Right to Participate.  The Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity, at the Indemnifying Party's expense, to be present at, and to participate in, conferences with all Persons asserting any Claim against the Indemnified Party and conferences with representatives of or counsel for such Persons.

SECTION 10.  TAX MATTERS

10.1           Transfer Taxes and Recording Fees.  Any transfer, excise, and documentary Taxes incident to the sale of the 1904 Pipeline shall be paid by EPNG.  Cadiz shall pay all recording fees for the Assignment and Bill of Sale delivered hereunder.

                10.2           Ad Valorem Taxes.  Cadiz shall be responsible for the payment of all ad valorem and property taxes with respect to the 1904 Pipeline for the Closing Year; provided, however, that EPNG shall reimburse Cadiz for its pro rata share of such taxes by applying a fraction based on the number of days in the calendar year prior to the Closing Date to the total amount of such taxes for the Closing Year.  Upon payment of such taxes by Cadiz (after Closing), Cadiz shall invoice EPNG for such share.

SECTION 11.  GENERAL PROVISIONS

11.1           Further Assurances.  At any time or from time to time at and after the Closing, each of the Parties shall, at the request of the other, execute and deliver or cause to be executed and delivered all such assignments, consents, documents, and instruments, and take or cause to be taken all such other reasonable actions as may be necessary or desirable in order to more fully and effectively carry out the intents and purposes of this Agreement.

11.2           Expenses.  Each Party shall pay and discharge all liabilities and expenses incurred by or on behalf of it in connection with the preparation, authorization, execution, and performance of this Agreement and the transactions contemplated herein, including but not limited to all liabilities and expenses incurred by its agents, representatives, counsel, and accountants.

11.3           Notices.  All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally or received via first-class, postage prepaid, certified mail, or by facsimile transmission addressed as follows:

If to EPNG: For U.S. Mail Delivery:
El Paso Natural Gas Company
Colorado Springs, CO 80944
Attention: Edward J. Miller Fax No.: (719) 520-3792

For courier Delivery: El Paso Natural Gas Company 2 North Nevada Avenue Colorado Springs, CO 90903 Attention: Edward J. Miller Fax No.: (719) 520-3792
If to Cadiz:
Cadiz, Inc.
550 South Hope Street, Suite 2850 Los Angeles, CA 90017
Attention: Scott Slater
Fax No. (805) 965-4333

Any Party may change the address to which such communications are to be directed to it by giving notice to the other in the manner provided in this Section 11.3.  All notices by facsimile transmission shall be confirmed by the sender promptly after transmission in writing by mail or personal delivery.

11.4           Governing Law.  THIS AGREEMENT AND THE PERFORMANCE OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF COLORADO, WITHOUT REGARD TO ANY CONFLICT-OF-LAWS PROVISION THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

11.5           Entire Agreement.  This Agreement, exhibits and the instruments executed and delivered in the form of the exhibits hereto, set forth the entire agreement and understanding of the Parties with respect of the transaction contemplated hereby and supersede all prior agreements, arrangements, and understandings relating to the subject matter hereof.  No representation, promise, inducement, or statement of intention with respect to the subject matter of this Agreement has been made by any Party which is not embodied in this Agreement (together with the attachments hereto), and none of the Parties shall be bound by or liable for any alleged representation, promise, inducement, or statement of intention not so set forth.

11.6           Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.7           Assignment:  Successors.  All of the terms, covenants, representations, warranties, and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, but excepting an assignment by Cadiz to an entity controlled by Cadiz, neither this Agreement nor the rights and obligations of any of the Parties hereunder shall be assigned or otherwise transferred to any Person without the other Party’s written consent.  For purposes of this Section 11.7, “control” shall mean a direct or indirect voting and ownership interest in such other entity of greater than 50%.

11.8           Amendments:  Waiver.  This Agreement may be amended, modified, superseded, or canceled, and any of the terms hereof may be waived, only by a written instrument specifically stating that it amends, modifies, supersedes, or cancels this Agreement or waives any of the terms herein, executed by all Parties or, in the case of a waiver, by the Party waiving compliance.  The failure of any Party at any time to require performance of any provision herein shall in no manner affect its right at a later time to enforce the same.  No waiver by any Party of any condition, or of any breach of any term, covenant, representation, or warranty, shall be deemed or constitute a waiver of any other condition, or breach of any other term, covenant, representation, or warranty, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.9           Survival of Representations, Warranties, Covenants and Indemnities.  Other than as specifically provided herein, the representations, warranties, covenants, and indemnities provided for in this Agreement shall survive the Closing and shall not be extinguished by the doctrine of merger by deed, confusion or any similar doctrine and no waiver, release or forbearance of the application of same in any given circumstance shall operate as a waiver, release or forbearance of same as to any other circumstance.

11.10           Convenient Reference.  Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

11.11           No Third-Party Beneficiaries.  Nothing in this Agreement, whether express or implied, confers any rights or remedies under or by reason of this Agreement on any Person other than the Parties.

11.12           Counterparts/Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Facsimile, PDF and other similar signatures shall be treated for all purposes as if they were original signatures.

11.13           Confidentiality.  As of the Effective Time, the Confidentiality Agreement previously executed between the Parties relating to the transactions contemplated hereunder shall terminate.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first set forth above.

EL PASO NATURAL GAS COMPANY

By:           _______________________________
James J. Cleary
President

CADIZ, INC.

By:           _______________________________
Scott S. Slater
President and General Counsel

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Exhibit A
Description of 1904 Pipeline

The “1904 Pipeline” shall be that portion of pipeline that was constructed and formerly utilized as an oil transportation pipeline commonly known as the “All American Pipeline” and those facilities, inclusive of all appurtenant easements, rights of way and fixtures, whatever they may be, as well as EPNG’s interests in any fee or leased property underlying such portion of the pipeline and facilities, which are located within the State of California and commencing at a point near the unincorporated community of Cadiz, in eastern San Bernardino County and extending in a north-westerly direction for approximately 220 miles to a point of termination near the unincorporated community of Wheeler Ridge in Kern County, California.  The 1904 Pipeline does not include any pipeline facilities, easements or rights currently utilized by El Paso in connection with the operation of that portion of the All American Pipeline that was converted to natural gas service and is currently being operated as part of the FERC regulated facilities of El Paso Natural Gas Company.

Exhibit B
Assignment, Bill of Sale and Deed

Exhibit C
Deed

Exhibit D
Form of Certificate of Non-Foreign Status

First Amendment to the
Option Agreement for Purchase of Line No. 1904 Facilities

This First Amendment to the Option Agreement for Purchase of Line No. 1904 Facilities is entered into as of the 8th day of February 2012, between Cadiz, Inc. (“Cadiz”), and El Paso Natural Gas Company (“EPNG”) (collectively, the “Parties”).

WHEREAS, the Parties executed the original Option Agreement for Purchase of Line No. 1904 Facilities (“Option Agreement”) on September 8, 2011; and

WHEREAS, the Option Period specified in that Option Agreement dated September 8, 2011 expires at 5:00 p.m., Mountain Time, on April 9, 2012; and

WHEREAS, Cadiz desires to extend the Option Period through April 9, 2013, so that it may complete its inspections, testing, and other due diligence concerning the Line No. 1904 Facilities, as provided for in the Option Agreement, and EPNG is willing to grant such an extension on the terms set forth herein.

In consideration of the mutual covenants and conditions hereinafter contained, Cadiz and EPNG hereby agree as follows:

Section 2 of the Option Agreement is amended to read as follows:

2.
Option.  In consideration for the payment by Cadiz of the sum of One Million and  Seventy Thousand Dollars ($1,070,000) (the “Option Payment”), EPNG hereby gives and grants to Cadiz the exclusive right and option (the “Option”) to elect to purchase the 1904 Pipeline on the terms set forth herein. The Option Payment is non-refundable and will be forfeited in the event that Cadiz fails to exercise the Option. If Cadiz exercises the Option prior to the expiration of the Option Period provided in Section 3 below, Five Hundred Thousand Dollars ($500,000) of the Option Payment shall be credited against the purchase price of Line No. 1904 Facilities.

Section 3 of the Option Agreement is amended to read as follows:

3.
Option Period.  The Option may be exercised by Cadiz by giving EPNG written notice of such exercise (the “Exercise Notice”) in the manner set forth in Section 9 below.  Cadiz may exercise the Option at any time after the earlier of: (i) the close of the announced merger of El Paso Corporation and Kinder Morgan, Inc., (ii) December 31, 2012; or (iii) such date as is mutually agreed upon by Cadiz and EPNG, and before April 9, 2013 (the “Option Period”).  Until the expiration of the Option Period, Cadiz shall evaluate the feasibility of using the 1904 Pipeline to convey water, recycled water, wastewater and brine (hereinafter “Water”) by, among other things, conducting Due Diligence Review as set forth in Section 5, and Inspections and Testing in Section 6.  Cadiz acknowledges that it may not be possible to obtain federal, state, or local government permits and further regulatory approvals, including compliance with NEPA or CEQA, as may be required to use the 1904 Pipeline to convey Water.  Cadiz acknowledges that compliance with any applicable governmental regulatory requirements, including obtaining any required permits or compliance with NEPA or CEQA, may be required to use the 1904 Pipeline for the conveyance of Water.

Section 4 of the Option Agreement is amended to read as follows:

4.
Purchase Agreement; Purchase Price.   In the event that Cadiz elects to exercise the Option, then within three (3) business days following EPNG’s receipt of the Exercise Notice, EPNG and Cadiz shall enter into the Purchase Agreement, which sets forth the terms and conditions of the sale of the 1904 Pipeline by EPNG and the purchase of such assets by Cadiz.  The Purchase Agreement shall provide for a total purchase price for the 1904 Pipeline of Forty Million Dollars ($40,000,000), payable on the Closing Date.  Five Hundred Thousand Dollars ($500,000) of the Option Payment shall be applied against the Purchase Price.  The remaining Five Hundred and Seventy Thousand Dollars ($570,000) of the Option Payment shall not offset any portion of the Purchase Price that is due at Closing.

Section 4 of the Option Agreement is amended to read as follows:

e.
The inspections, tests, surveys and studies conducted pursuant to this Section 6 shall be at Cadiz’s expense, including all costs to remediate any effects of the inspections, test, surveys and studies (including but not limited to any spills or releases of materials that would require environmental remediation).  However, unless otherwise agreed in writing by the Parties, Cadiz shall not be obligated to pay for or reimburse EPNG for any costs or expenses that may be incurred by EPNG, including costs associated with having EPNG personnel present for any inspection, examination or test.

Except as otherwise provided in this First Amendment, all of the provisions of the Option Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.

IN WITNESS WHEREOF, the Parties have duly executed this First Amendment to the Option Agreement of as of the date first set forth above.

EL PASO NATURAL GAS COMPANY By: /s/ James J. Cleary James J. Cleary President
CADIZ, INC. By: /s/ Scott Slater Scott Slater General Counsel